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                                                                     Exhibit 3.5



                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LEXENT INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                      [SEAL OF THE           /s/ Edward J. Freel
                   SECRETARY OF STATE
                      OF DELAWARE]           --------------------------
                                             Edward J. Freel, Secretary of State

2850935  8100                                AUTHENTICATION:  0347225
001158617                                              DATE:  03-29-00
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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/28/2000
                                                            001158617 -- 2850935


                          CERTIFICATE OF AMENDMENT TO

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  LEXENT INC.

                          ----------------------------

                       Under Sections 228 and 242 of the
                           General Corporation Law of
                             the State of Delaware

                          ----------------------------
     It is HEREBY CERTIFIED that

     1. The name of the corporation (hereinafter called the "Corporation") is

                                   Lexent Inc

     2. The amended and restated certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of the preamble of Article III thereof and by substituting in lieu of said paragraph, the following new paragraphs:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000, consisting of (a) 94,461,542 shares of Common Stock, par value $.001 per share ("Common Stock"), and (b) 5,538,458 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), consisting of 5,538,458 shares of Series A Convertible Preferred Stock, par value $.001 per share ("Series A Preferred Stock").

          Upon amendment of this Article as herein set forth (the "Effective Date"), each share of Common Stock issued and outstanding on the Effective Date (the "Old Common Stock") shall be converted into three (3) shares of Common Stock (the "New Common Stock"). A holder of shares of Old Common Stock shall be entitled to receive upon surrender of the certificates representing such Old Common Stock (the "Old Certificates," whether one or more) to the Company for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the

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     Effective Date, Old Certificates shall represent only the right to receive
     New Certificates pursuant to the provisions hereof."

          4. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on March 28, 2000

                                        /s/ KEVIN M. O'KANE
                                        ----------------------------
                                             Kevin M. O'Kane
                                             Chief Operating Officer